UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 8, 2006

SPX CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-6948	38-1016240
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

13515 Ballantyne Corporate Place
Charlotte, North Carolina 28277
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (704) 752-4400

NOT APPLICABLE
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Principal Officer.

On November 8, 2006, Tom Riordan gave notice to SPX Corporation (the “Company”) of his intent to resign from his position as Executive Vice President and Chief Operating Officer of the Company effective as of January 2, 2007.  On November 13, 2006, the Company issued a press release related to this event.  A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

On November 10, 2006, in connection with Mr. Riordan’s resignation from the Company and in consideration for Mr. Riordan’s extended notice and transition assistance through January 2, 2007, the Company and Mr. Riordan entered into a separation agreement.  A copy of the separation agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

The separation agreement provides that Mr. Riordan will receive: (i) vesting of outstanding restricted stock that would otherwise have vested within the calendar month in which his termination becomes effective (through January 31, 2007), following certification by the Board of Directors that the performance vesting requirements were met and (ii) with respect to vested stock options, an extended exercise period equal to the earlier of the expiration of the options or December 31, 2007.  As of November 8, 2006, Mr. Riordan held options for 475,688 shares of common stock ranging in exercise prices of $20.9375 to $86.46875, all of which were vested.  In addition, as of the effective date of his termination, Mr. Riordan will hold 82,125 shares of unvested restricted stock, 25,000 shares of which would have vested on or before January 31, 2007 and will become vested subject to certification by the Board of Directors that the vesting requirements were met.  All other restricted shares granted to Mr. Riordan will be forfeited.

Mr. Riordan is obligated to comply with (i) certain non-competition provisions, and non-solicitation provisions relating to customers of the Company, for two years; (ii) certain non-solicitation provisions relating to employees of the Company for three years; and (iii) confidentiality and cooperation requirements for an indefinite period.  In addition, Mr. Riordan will be obligated to sign an additional waiver and general release satisfactory to the Company on or after the effective date of his employment termination.

Mr. Riordan is entitled to previously earned benefits, including benefits under the Company’s qualified pension plan, supplemental pension plan and Supplemental Retirement Plan for officers, as described in the Company’s prior proxy statements.  Mr. Riordan also will be eligible to receive a bonus for the 2006 bonus plan year, payable at the time such bonuses are paid to other executive officers.

Item 9.01.              Financial Statements and Exhibits.

The following exhibits are filed herewith.

Exhibit Number	Description

10.1	Separation Agreement between SPX Corporation and Thomas Riordan

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX CORPORATION

Date: November 13, 2006	By:	/s/ Kevin L. Lilly
Kevin L. Lilly
Vice President, Secretary
and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Separation Agreement between SPX Corporation and Thomas Riordan

99.1	Press Release